EXHIBIT 99.1

374Water Reports Second Quarter 2025 Financial Results

Ongoing Deployments and Successful Waste Destruction Demonstrations Showcase AirSCWO Technology Across Municipal, Federal and Industrial Market Verticals

DURHAM, NC – August 12, 2025 - 374Water Inc. (NASDAQ: SCWO) ("374Water" or the "Company"), a global leader in waste destruction technology for the municipal, federal, and industrial markets, today reported its financial and operational results for the second quarter ended June 30, 2025.

“The second quarter of 2025 was highlighted by strong momentum for our AirSCWO (“AS”) System’s trajectory with ongoing project deployments” said Chris Gannon, President and CEO of 374Water. “We began our biosolids destruction project in Orlando, which upon the successful completion we believe will lead to increased scope of work. We continued to make progress on manufacturing of the AS6 System during the quarter for the expected deployment to Orange County Sanitation (“OC San”) in the second half of the year.”

“We signed a Waste Destruction Services (“WDS”) term sheet with a leading provider of specialized environmental and waste management solutions, to conduct waste destruction operations at their RCRA Part B TSDF facility.

“We successfully mobilized and delivered an AS6 System to Clean Earth’s Detroit, MI RCRA Part B TSDF facility as part of a previously announced Department of Defense (“DoD”) project. This highly anticipated DoD project, led by the Defense Innovation Unit (“DIU”), is evaluating solutions to destroy per- and polyfluoroalkyl (“PFAS”) contaminated wastes. We are now working on installation and commissioning activities for configuration, with initial waste destruction campaigns beginning in mid-August.

“We also successfully deployed our AS technology to a Colorado School of Mines and DoD Environmental Security Technology Certification Program ("ESTCP”) project aimed at comparing technology solutions to destroy PFAS contaminated wastes. The program prioritizes common sense, cost-effective solutions that support operational effectiveness and reduce regulatory burdens at military installations. We believe this initiative will, once again, demonstrate our ability to destroy PFAS-impacted waste streams as a treatment option for DoD installations impacted by PFAS.

“During the quarter we continued to build our leadership and advisory team to support rollout and operational execution. Stephen Jones, one of our newest independent Board directors, has extensive experience in corporate leadership including as CEO of Covanta, board roles, and expertise in environmental services and industrial gases and chemicals. His appointment has added critical and valuable components to the board with his decades of industry experience and his key relationships in our industry. We also welcomed James Pawloski as an independent Board director. As the former CEO of Regeneration and Recovery Solutions at Veolia North America, his perspective and extensive experience in waste, wastewater, and environmental solutions will support our growth.

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“We recently completed the successful waste destruction of PFAS in biosolids utilizing our AirSCWO system, producing effluent with PFAS concentrations at non-detectable levels. With destruction across a wide variety of solid and liquid waste streams, we believe our technology is well positioned to generate demand across market verticals in municipal, federal, and industrial waste destruction. We have made significant progress ruggedizing and optimizing our AS system and are continuing to improve our AS technology. In the second half of 2025, we anticipate completing the manufacturing of an AS1 system, deploying an AS6 system to OC San, and making progress toward the launch of our initial WDS operations. We look forward to additional milestones and announcements in the months ahead,” concluded Gannon.

Recent Highlights

•	Successfully completed the first phase of a biosolids destruction demonstration at Orlando’s Iron Bridge Water Reclamation Facility, producing effluent with PFAS concentrations at non-detectable levels.
•	Completed system manufacturing of OC San’s AS6 system and progress towards FAT and delivery.
•	Successfully mobilized and delivered an AS6 System to Clean Earth’s Detroit, Michigan RCRA Part B TSDF facility as part of a previously announced Department of Defense (“DoD”) project.
•	Deployed our AS technology in a Colorado School of Mines and DoD Environmental Security Technology Certification Program ("ESTCP”) project aimed at comparing technology solutions to destroy per- and polyfluoroalkyl (“PFAS”) contaminated wastes.
•	Signed a Waste Destruction Services term sheet with a leading provider of specialized environmental and waste management solutions, to conduct waste destruction operations at their RCRA Part B TSDF facility.
•	Significant progress made in further ruggedizing and optimizing AS, pre-treatment, and post-treatment systems.
•	Conducted numerous destruction demonstrations on a wide variety of organic waste streams with waste destruction results at or above 99.99%, and often at non-detect levels.
•	The U.S. EPA announced major actions to combat per- and PFAS contamination, underscoring the federal government’s commitment to safeguard public health through preventing PFAS from entering drinking water systems and holding polluters accountable.
•	Appointed Stephen J. Jones to the Board of Directors, the former CEO of Covanta Holding Corporation and veteran industrial executive to help advance the commercial rollout of AS Technology to Municipal, Federal, and Industrial Waste Destruction markets.
•	Appointed James Pawloski to the Board of Directors, bringing significant leadership experience, most recently serving as the President & CEO of Regeneration and Recovery Solutions at Veolia North America.

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Anticipated Upcoming Events

•	Complete Orlando bio-sludge destruction demonstration.
•	Complete AS6 system FAT, installation, and begin biosolids destruction operations at OC San in Fountain Valley, CA.
•	Complete manufacturing of an AS1 system and deploy the unit to immediately complete contracted Waste Destruction Service projects.
•	Complete the Department of Defense (“DoD”) project in Detroit, Michigan, with Arcadis and Clean Earth, aimed at identifying commercial-scale technology solutions to destroy PFAS contaminated wastes.
•	Sign one or more definitive partnership agreements with RCRA Part B TSDF market participants to establish Waste Destruction Services (WDS) operations.
•	Construct and launch our first WDS operation at RCRA Part B TSDF partner facility.

Second Quarter 2025 Financial Summary

•	For the second quarter of 2025, revenue totaled $600,000 compared to $37,000 in the prior year. The company’s business has been focused on the development and commercialization of its supercritical water oxidation (SCWO) systems to fulfill current projects and prepare for additional revenue growth. Revenue generated was primarily from equipment manufacturing services and other services, specifically a full-scale demonstration and various treatability studies. The approximate $560 thousand increase in revenues is primarily due an increase in waste destruction service revenues for the first phase of the Orlando customer contract resulting in approximately $271,000 of revenues, an increase in equipment revenues of approximately $85,000 and an increase in bench scale treatability studies of approximately $202,000 during the three months ended June 30, 2025.
•	Total operating expenses increased 45% to $4.4 million for the three months ended June 30, 2025, compared to $3.0 million in the prior year period. The increase was primarily due to an increase of $1.0 million in compensation and related expenses, and an increase of $0.4 million in general and administrative expenses.

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The increase in compensation and related expenses was primarily related to an increase in headcount for manufacturing and deployment operations as part of fulfilling current projects and to prepare for expected business growth. In addition, we added a Chief Technology Officer to our executive team for the continued development of AirSCWO technology and an increase in stock-based compensation.

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The increase in general and administrative expenses was primarily related to an increase in depreciation expense, an increase in travel related expenses due to expanded operations, and an increase in general administrative expenses.

•	Net loss for the three months ended June 30, 2025, was $4.6 million, as compared with $2.9 million in the prior year.
•	Cash and cash equivalents as of June 30, 2025, was $2.1 million, as compared to $10.7 million as of December 31, 2024. As of June 30, 2025, working capital was $4.6 million, compared to $7.3 million as of June 30, 2024.
•	Based upon our current cash position and expected billings and related collection, we project to have adequate cash to support our 2025 business plans. To supplement operating cash needs, we established a new at-the-market facility.

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Second Quarter 2025 Results Conference Call

374Water CEO Chris Gannon and CFO Russell Kline will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed following the call via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Tuesday, August 12, 2025
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in:	1-877-423-9813
International Dial-in:	1-201-689-8573
Conference Code:	13755247
Webcast:	SCWO Q2 2025 Financial Results Conference Call

A telephone replay will be available approximately three hours after the call and will run through August 26, 2025, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13755247. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available in the Company’s investor relations section here.

About 374Water

374Water Inc. (NASDAQ: SCWO) is a global industrial technology and services company providing innovative solutions addressing wastewater treatment and waste management issues within the municipal, federal and industrial markets. 374Water's AirSCWO technology is designed to efficiently destroy and mineralize a broad spectrum of non-hazardous and hazardous organic wastes, producing safe dischargeable water streams, safe mineral effluent, safe vent gas, and recoverable heat energy. 374Water's AirSCWO technology has the potential to assist its customers to meet discharge requirements, reduce or eliminate disposal costs, remove bottlenecks, and reduce litigation and other risks. 374Water continues to be a leader in innovative waste treatment solutions, dedicated to creating a greener future and eradicating harmful pollutants. Learn more by visiting www.374water.com and follow us on LinkedIn.

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Cautionary Language on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to the timing to manufacture and deploy AirSCWO systems, including our deployment to OC San and completing manufacturing of an AS1 system, our ability to execute on our strategic plan, our ability to process a range of waste and contaminants at scale, our progress toward commercialization, the timing to complete our demonstration in Orlando, the timing and success of our Waste Destruction Services offering, whether we will be successful in converting our pipeline to revenue, the regulatory environment, and our future prospects and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-Q for the year quarter June 30, 2025, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Media Contact

Chris Tyson

Executive Vice President

MZ North America

Direct: 949-491-8235

SCWO@mzgroup.us

www.mzgroup.us

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374Water Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

June 30, 2025 (Unaudited) and December 31,2024

	June 30, 2025	December 31, 2024
Assets
Current Assets:
Cash	$2,149,015	$10,651,644
Accounts receivable, net of credit allowance	863,819	269,733
Unbilled accounts receivable	1,879,731	1,653,007
Stock subscription receivables	334,133	-
Other receivables	30,194	43,886
Inventory, net	1,821,812	1,701,474
Contract assets	151,493	136,651
Prepaid expenses	295,070	431,412
Total Current Assets	7,525,267	14,887,807

Property and equipment, net	3,204,896	2,567,571
Intangible assets, net	979,909	1,016,594
Right-of-use asset, net	632,885	691,014
Other assets	15,847	20,847
Total Long-Term Assets	4,833,537	4,296,026
Total Assets	$12,358,804	$19,183,833

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,052,529	$906,394
Accrued bonuses	270,000	570,000
Accrued contract loss provision	1,230,000	1,000,000
Accrued legal settlement	-	335,000
Unearned revenue	194,173	197,683
Note payable	9,638	-
Operating lease liability	110,207	101,320
Other liabilities	14,755	17,279
Total Current Liabilities	2,881,302	3,127,676

Unearned revenue, less current portion	30,000	30,000
Note payable, less current portion	36,598	-
Operating lease liability, less current portion	494,191	551,376
Total Long-Term Liabilities	560,789	581,376
Total Liabilities	3,442,091	3,709,052

Stockholders’ Equity
Preferred stock: 50,000,000 shares authorized, par value $0.0001 per share, nil issued and outstanding at June 30, 2025 and December 31, 2024.	-	-
Common stock: 1,000,000,000 common shares authorized, par value $0.0001 per share, 146,482,108 and 144,301,977 shares outstanding at June 30, 2025 and December 31, 2024, respectively	14,647	14,429
Additional paid-in capital	45,566,075	43,845,499
Accumulated deficit	(36,666,480)	(28,387,618)
Accumulated other comprehensive income	2,471	2,471
Total Stockholders’ Equity	8,916,713	15,474,781

Total Liabilities & Stockholders’ Equity	$12,358,804	$19,183,833

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374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Revenues	$594,967	$36,821	$1,138,067	$352,099
Cost of revenues	871,333	43,543	1,276,150	660,841
Gross deficit	(276,366)	(6,722)	(138,083)	(308,742)

Operating expenses
Research and development	531,170	566,568	1,064,757	1,101,715
Compensation and related expenses	1,996,387	1,007,005	3,672,252	1,797,695
Professional fees	649,338	615,987	1,421,239	868,692
General and administrative	1,184,689	822,818	2,127,129	1,143,459
Total operating expenses	4,361,584	3,012,378	8,285,377	4,911,561
Loss from operations	(4,637,950)	(3,019,100)	(8,423,460)	(5,220,303)

Other income
Interest income	46,355	74,192	136,065	178,812
Other income	11,147	12,588	8,533	84,706
Total other income	57,502	86,780	144,598	263,518
Net loss before income taxes	(4,580,448)	(2,932,320)	(8,278,862)	(4,956,785)

Provision for income taxes	-	-	-	-

Net loss	$(4,580,448)	$(2,932,320)	$(8,278,862)	$(4,956,785)

Net loss per share - basic and diluted	$(0.03)	$(0.02)	$(0.06)	$(0.04)

Weighted average common shares outstanding - basic and diluted	145,067,430	132,801,137	144,790,199	132,735,552

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374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Six Months Ended
	June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,278,862)	$(4,956,785)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	349,374	50,953
Non-cash lease expense	58,129	-
Issuance of common stock for services	105,900	342,600
Stock-based compensation - options and restricted stock	1,258,542	458,584
Gain on legal settlement	-	(22,303)
Increase in inventory reserve	-	50,000
Changes in operating assets and liabilities:
Accounts receivable	(594,086)	7,355
Unbilled accounts receivable	(226,724)	(277,056)
Other receivables	13,692	14,948
Inventory	(120,338)	(608,838)
Contract assets	(14,842)	-
Prepaid expenses	136,342	(275,495)
Other assets	5,000	(15,709)
Accounts payable and accrued expenses	146,135	319,978
Accrued bonus	(300,000)	-
Accrued contract loss provision	230,000	100,000
Accrued legal settlement	(335,000)	-
Unearned revenue	(3,510)	(97,232)
Other liabilities	(2,524)	(25,044)
Operating lease liability	(48,298)	-
Net cash used in operating activities	(7,621,070)	(4,934,044)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(312,830)	(46,093)
Purchases of equipment-in-process	(588,993)	(328,778)
Increase in intangible assets	-	(27,349)
Net cash used in investing activities	(901,823)	(402,220)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on note payable	(1,955)	-
Proceeds from the exercise of options	24,000	-
Net proceeds (issuance costs) from the sale of common stock	(1,781)	(25,658)
Net cash used in financing activities	20,264	(25,658)

Net decrease in cash	(8,502,629)	(5,361,922)

Cash, beginning of period	10,651,644	10,445,404
Cash, end of period	$2,149,015	$5,083,482

Supplemental cash flow disclosures
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure investing activities
Reclassification of inventory to equipment-in-process	$-	$1,819,284
Issuance of restricted common stock to executives	$42	$-
Equipment financed with a note payable	$48,191	$-
Shares issued for stock subscription receivable	$334,133	$-

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